Exhibit 10.1

Execution Version

THIRD AMENDMENT TO CREDIT AGREEMENT,

AMENDMENT TO PLEDGE AND SECURITY AGREEMENT

AND LIMITED WAIVER

This THIRD AMENDMENT TO CREDIT AGREEMENT, AMENDMENT TO PLEDGE AND SECURITY AGREEMENT AND LIMITED WAIVER (this “Amendment”), dated as of the 25th day of November, 2013 (this “Amendment”), is entered into among CRAWFORD & COMPANY, a Georgia corporation (“Crawford”), CRAWFORD & COMPANY RISK SERVICES INVESTMENTS LIMITED, a limited company incorporated under the laws of England and Wales with registered number 02855446 (the “UK Borrower”), CRAWFORD & COMPANY (CANADA) INC., a corporation incorporated under the laws of Canada (the “Canadian Borrower”), CRAWFORD & COMPANY (AUSTRALIA) PTY. LTD., a proprietary limited organized in Australia (ABN 11 002 317 133) (the “Australian Borrower” and, together with Crawford, the UK Borrower and the Canadian Borrower, the “Borrowers”), the Subsidiary Guarantors under the hereinafter defined Credit Agreement, the Lenders under the hereinafter defined Credit Agreement party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent under the hereinafter defined Credit Agreement (the “Administrative Agent”).

RECITALS

A. Reference is made to (i) the Credit Agreement, dated as of December 8, 2011, between the Borrowers, the Lenders party thereto from time to time and the Administrative Agent (as amended by the First Amendment to Credit Agreement, dated as of July 20, 2012, and the Second Amendment to Credit Agreement and First Amendment to Guaranty Agreement, dated as of May 24, 2013, the “Credit Agreement”) and (ii) the Pledge and Security Agreement, dated as of December 8, 2011, between Crawford, the other Pledgors thereunder and the Administrative Agent (as amended from time to time prior to the date hereof, the “Security Agreement”). Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement

B. The Borrowers have requested and the Lenders party hereto and the Administrative Agent have agreed, on the terms and subject to the conditions set forth herein, to amend the Credit Agreement and the Guaranty, each as set forth herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

INCREASE OF COMMITMENTS

1.1 Effective on the Effective Date (as defined below), the Commitment of each Lender under the Credit Agreement shall be as set forth on Exhibit A hereto. Schedule 1.1(a) to the Credit Agreement is hereby deleted in its entirety and replaced with the new Schedule 1.1(a) to the Credit Agreement attached hereto as Exhibit A. For the avoidance of doubt, the Commitment increases described on Exhibit A shall not reduce the amount of future Commitment increases permitted under Section 2.21 of the Credit Agreement, which, after giving effect to this Amendment, is $100,000,000.

1.2 On the Effective Date, (i) the Lenders, if any, whose respective Applicable Percentages of the Commitments increase as a result of the operation of Section 1.1 shall deliver to the Administrative Agent cash and (ii) the Administrative Agent shall distribute such cash to the Lenders, if any, whose respective Applicable Percentages of the Commitments decrease as a result of the operation of Section 1.1, in each case in an amount sufficient to provide for each Lender to hold its Applicable Percentage (after giving effect to Section 1.1) of the aggregate Loans outstanding on the Effective Date. Each Lender hereby waives any amounts that may be due under Section 2.18 of the Credit Agreement as a result of the actions required to be taken by this Section 1.2.

ARTICLE II

AMENDMENTS TO CREDIT AGREEMENT

2.1 The definition of “Applicable Rate” in Section 1.1 of the Credit Agreement is hereby amended by deleting the table therefrom and replacing it with the following:

Level	Leverage Ratio	Applicable LIBOR Margin	Applicable Base Rate Margin	Commitment Fee Percentage

I	Less than 1.00 to 1.00	1.50%	0.50%	0.20%

II	Greater than or equal to 1.00 to 1.00 but less than 1.75 to 1.00	1.75%	0.75%	0.25%

III	Greater than or equal to 1.75 to 1.00 but less than 2.50 to 1.00	2.00%	1.00%	0.30%

IV	Greater than or equal to 2.50 to 1.00	2.25%	1.25%	0.35%

2.2 The definition of “Consolidated EBITDA” in Section 1.1 of the Credit Agreement is hereby amended by deleting clause (F) therefrom and replacing it with the following:

“(F) expenses actually paid in connection with (i) the consummation of this Agreement, (ii) the consummation of the Third Amendment to Credit Agreement, Amendment to Pledge and Security Agreement and Limited Waiver, dated as of November 25, 2013, related hereto and (iii) the consummation of any Restricted Payment made in accordance with Section 8.6(a)(v),”

2.3 The following definitions are hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:

““LWI” means Lloyd Warwick International Limited, a private company limited by shares under the laws of England and Wales with registered number 06431581.”

““Permitted Holders” means (a) Jesse C. Crawford, (b) his spouse and lineal descendants, (c) in the event of the incompetence or death of any of the Persons described in clauses (a) and (b), such Person’s estate, executor, administrator, committee, conservator, guardian or other personal representative, (d) any trusts created for the primary benefit of the Persons described in clause (a) or (b), and (e) any Person wholly-owned by any of the Persons or group of Persons described in clause (a), (b), (c), or (d).”

2.4 The definitions of “Excluded Swap Obligation” and “Swap Obligation” in Section 1.1 of the Credit Agreement are hereby amended in their entirety as follows:

““Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Credit Party (whether such guarantee arises pursuant to a guaranty, by such Credit Party’s being jointly and severally liable for such Swap Obligation or otherwise (any such guarantee, an “Applicable Guarantee”)) of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any Applicable Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Applicable Guarantee of such Credit Party or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Applicable Guarantee or security interest is or becomes illegal.”

“Swap Obligation” means, with respect to any Credit Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.”

2.5 The definition of “Material U.S. Subsidiary” in Section 1.1 of the Credit Agreement is hereby amended by replacing the period at the end of such Section with the following:

“; provided, however, that, notwithstanding the foregoing, no Subsidiary of LWI shall be deemed to be a Material U.S. Subsidiary.”

2.6 The definition of “Maturity Date” in Section 1.1 of the Credit Agreement is hereby amended in its entirety as follows:

““Maturity Date” means November 25, 2018; provided, however, that if such day is not a Business Day, then the Maturity Date shall be the next preceding Business Day.”

2.7 The definition of “LIBOR Rate” in Section 1.1 of the Credit Agreement is amended by deleting clause (i)(A)(x) therefrom and replacing it with the following:

“(x) the rate of interest appearing on Reuters Screen LIBOR01 Page (or any successor page) for deposits denominated in such Currency”

2.8 The definition of “LIBOR Rate” in Section 1.1 of the Credit Agreement is amended by deleting clause (iv)(A)(x) therefrom and replacing it with the following:

“(x) the rate of interest appearing on Reuters Screen LIBOR01 Page (or any successor page) for Dollar deposits”

2.9 The definition of “Permitted Acquisition” in Section 1.1 of the Credit Agreement is hereby amended by deleting “2.75:1.0” in clause (iv) thereof and replacing it with “3.00:1.0”.

2.10 Section 1.2 of the Credit Agreement is hereby amended in its entirety as follows:

“1.2 Accounting Terms. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with, GAAP applied on a basis consistent with the most recent audited consolidated financial statements of Crawford delivered to the Lenders prior to the Closing Date (without giving effect to any change to GAAP occurring after the Closing Date as a result of the adoption of any proposals set forth in the Proposed Accounting Standards Update, Leases (Topic 840), issued by the FASB on August 17, 2010, or any other proposals issued by the FASB in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) was not required to be so treated under GAAP as in effect on the Closing Date, provided that this parenthetical shall not limit Crawford’s ability to request an amendment to the Credit Documents to address such changes in GAAP as provided in this Section 1.2, rather than relying on this parenthetical); provided that, for purposes of determining compliance with any covenant (including the computation of any financial covenant), the Indebtedness of Crawford and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, disregarding all effects thereon of Accounting Standards Codifications 825 and 470-20 released by the FASB; provided further that if Crawford notifies the Administrative Agent that it wishes (i) to amend any financial ratio or covenant set forth in any Credit Document or any calculation or determination relating to Capital Leases or operating leases to either reduce or eliminate the effect of any change in GAAP on the operation of such ratio or covenant or with respect to Capital Leases and operating leases (or if the Administrative Agent notifies Crawford that the Required Lenders wish to amend any Credit Document for such purpose as a result of any such change in GAAP) or (ii) to change its system of accounting to IFRS, then (A) Crawford, the Administrative Agent and each Lender shall negotiate in good faith such amendments to this Agreement and the other Credit Documents as are necessary to reduce or eliminate the effect of any such change in GAAP or to effect changes with respect to the adoption of IFRS, in each case to preserve the original intent of such documents in light of such change in GAAP or the adoption of IFRS (which amendments, to the extent that they are solely to reduce or eliminate the effect of any change in GAAP (and not as a result of any Default, Event of Default or other request by Crawford) shall not require any Credit Party to pay a fee for the consent of the Administrative Agent or any Lender thereto and the Administrative Agent’s and Lenders’ consent thereto shall not be conditioned on any amendment to pricing, fees, or any other material term in the Credit Documents (it being understood that the Credit Parties shall remain obligated to pay expenses in accordance with Section 11.1 in connection with any such amendment)) and (B) Crawford’s compliance with any financial covenant shall be determined on the basis of GAAP as in effect immediately before the relevant change in GAAP or adoption of IFRS became effective, until either such notice is withdrawn or the Credit Documents are amended in a manner satisfactory to Crawford and the Required Lenders.”

2.11 Article I of the Credit Agreement is hereby amended by inserting as Section 1.7 the following:

“1.7 Excluded Swap Obligations. Notwithstanding any term or provision of any Credit Document to the contrary, the defined terms “Obligations,” “U.S. Obligations,” “Foreign Subsidiary Obligations,” “Secured Obligations,” or “Guaranteed Obligations” shall exclude, with respect to any Credit Party, Excluded Swap Obligations of such Credit Party.”

2.12 Section 5.4 of the Credit Agreement is hereby amended by deleting clause (iv) therefrom and replacing it with the following:

“(iv) in the case of the exercise of any rights and remedies under the Security Documents in relation to the Capital Stock issued by the UK Borrower or any direct or indirect parent company of the UK Borrower, any obligation to seek or obtain the prior approval of and/or notify the UK Financial Conduct Authority and the UK Prudential Regulation Authority (or any successor or replacement authority (or any other regulator to which the relevant entity becomes subject)) pursuant to Part XII of the UK Financial Services and Markets Act 2000 (headed “Control over Authorised Persons”)”

2.13 Section 7.1 of the Credit Agreement is hereby amended in its entirety as follows:

“7.1 Leverage Ratio. Crawford will not permit the Leverage Ratio as of the last day of any fiscal quarter to be greater than 3.25:1.0.”

2.14 Section 8.4(iv) of the Credit Agreement is hereby amended by adding “, 8.5(xiv)” immediately after “8.5(xii)” therein.

2.15 Section 8.5(v) of the Credit Agreement is hereby amended in its entirety as follows:

“(v) Investments (i) existing as of the Closing Date (A) of Crawford in each of its Subsidiaries consisting of Capital Stock, and (B) described in Schedule 8.5(v) and (ii) resulting from the conversion to Capital Stock of any unsecured loans or advances permitted as intercompany Investments under this Section 8.5(v) or Section 8.5(x), 8.5(xi), 8.5(xii), 8.5(xiv) or 8.5(xxi) (provided that in each case (A) the Person in which such Investment is made is not changed, (B) both immediately before and after giving effect to such conversion, no Default or Event of Default shall have occurred and be continuing and (C) no cash payments (other than fees and expenses incidental thereto that are owed to third parties) are made or required to be made in connection with such conversion);”

2.16 Section 8.5(xi) of the Credit Agreement is hereby amended in its entirety as follows:

“(xi) Investments made after the Closing Date by any U.S. Credit Party in any Foreign Credit Party so long as, after giving effect to such Investment and any Indebtedness incurred in connection therewith, the aggregate amount of Investments permitted under this Section 8.5(xi) during the current fiscal year does not exceed the sum of (A)(1) if the Leverage Ratio is less than or equal to 3.00:1.0 (determined on a Pro Forma Basis for the Reference Period then most recently ended for which Crawford has delivered the financial statements required by Section 6.1 (and a Compliance Certificate)), $50,000,000, or (2) otherwise, $25,000,000, plus (B) the Available Additional Basket, provided that the aggregate amount of Investments permitted under this Section 8.5(xi) during any fiscal year shall not exceed $75,000,000;”

2.17 Section 8.5(xii) of the Credit Agreement is hereby amended in its entirety as follows:

“(xii) Investments made after the Closing Date by any Credit Party in any Consolidated Entity that is not a Credit Party so long as, after giving effect to such Investment and any Indebtedness incurred in connection therewith, the aggregate amount of Investments permitted under this Section 8.5(xii) during the current fiscal year does not exceed the sum of (A)(1) if the Leverage Ratio is less than or equal to 3.00:1.0 (determined on a Pro Forma Basis for the Reference Period then most recently ended for which Crawford has delivered the financial statements required by Section 6.1 (and a Compliance Certificate)), $50,000,000, or (2) otherwise, $25,000,000, plus (B) the Available Additional Basket, provided that the aggregate amount of Investments permitted under this Section 8.5(xii) during any fiscal year shall not exceed $75,000,000;”

2.18 Section 8.5(xiv) of the Credit Agreement is hereby amended by deleting “2.75:1.0” in and replacing it with “3.00:1.0”.

2.19 Section 8.6(a) of the Credit Agreement is hereby amended by (i) deleting “2.75:1.0” in Section 8.6(a)(iii) and replacing it with “3.00:1.0”, (ii) deleting “and” from the end of Section 8.6(a)(iii), (iii) replacing the period at the end of Section 8.6(a)(iv) with “; and” and (iv) inserting as Section 8.6(a)(v) the following:

“(v) a one-time repurchase of Capital Stock issued by Crawford (either in a single transaction or series of related transactions) in an aggregate amount not exceeding $25,000,000 consummated on or prior to December 31, 2015; provided that, if such repurchase is consummated on or after January 1, 2015, immediately after giving effect to such repurchase of Capital Stock and any Indebtedness incurred in connection therewith, the Leverage Ratio shall be less than or equal to 3.00:1.0 (determined on a Pro Forma Basis for the Reference Period then most recently ended for which Crawford has delivered the financial statements required by Section 6.1 (and a Compliance Certificate)).”

2.20 Section 8.11 of the Credit Agreement is hereby amended by deleting clause (G) therefrom and replacing it with the following:

“(G) solely with respect to any Consolidated Entity that is not a Credit Party (or any Subsidiary thereof that is not a Credit Party), restrictions in (1) the joint venture agreement, equityholders agreement, partnership agreement or limited liability company agreement with respect to such Consolidated Entity or (2) other Indebtedness permitted by Section 8.2 (it being understood that any such restrictions may cause the income of such Consolidated Entity to be excluded from Consolidated Net Income pursuant to the definition thereof).”

2.21 Section 8.12 of the Credit Agreement is hereby amended by deleting clause (vii) therefrom and replacing it with the following:

“(vii) solely with respect to the assets of and Capital Stock issued by any Consolidated Entity that is not a Credit Party (or any Subsidiary thereof that is not a Credit Party), restrictions in (A) the joint venture agreement, equityholders agreement, partnership agreement or limited liability company agreement with respect to such Consolidated Entity or (B) other Indebtedness permitted by Section 8.2.”

2.22 Section 9.1(q) of the Credit Agreement is hereby amended by deleting clause (ii) therefrom and replacing it with the following:

“(ii) any Person or group of Persons (other than Permitted Holders) acting in concert as a partnership or other group shall have become after the Closing Date, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, the “beneficial owner” (within the meaning of such term under Rule 13d-3 under the Exchange Act) of outstanding Capital Stock of Crawford having 40% or more of the Total Voting Power of Crawford;”

2.23 Exhibit C (Form of Compliance Certificate) to the Credit Agreement is hereby deleted in its entirety and replaced with the new Exhibit C to the Credit Agreement attached hereto as Exhibit B.

ARTICLE III

AMENDMENT TO SECURITY AGREEMENT

3.1 The definition of “Pledged Interests” in Section 1.1 of the Security Agreement is hereby amended by inserting the following as the final sentence of such definition:

“Notwithstanding the foregoing or anything to the contrary contained herein or in any other Credit Document, no Capital Stock issued by LWI or any of its Subsidiaries (or any interest or right related thereto of any type described in clauses (iii) through (vi) above) shall be deemed to constitute Pledged Interests or any other Collateral.”

3.2 Section 3.4 of the Security Agreement is hereby amended by deleting clause (iv) therefrom and replacing it with the following:

“(iv) in the case of the exercise of any rights and remedies under this Agreement in relation to the Pledged Interests issued by the UK Borrower or any direct or indirect parent company of the UK Borrower, any obligation to seek or obtain the prior approval of and/or notify the UK Financial Conduct Authority and the UK Prudential Regulation Authority (or any successor or replacement authority (or any other regulator to which the relevant entity becomes subject)) pursuant to Part XII of the UK Financial Services and Markets Act 2000 (headed “Control over Authorised Persons”).”

ARTICLE IV

LIMITED WAIVER

The Required Lenders hereby waive, in accordance with Section 11.5 of the Credit Agreement, application of clause (z) of Section 8.4(vi) of the Credit Agreement solely in respect of the sale by Crawford UK Holdco and the UK Pledgor of the Capital Stock issued by Crawford & Company (SA) (PTY) Ltd. owned by them; provided that (x) the aggregate amount of proceeds from such sale shall not exceed $2,500,000, and (y) all promissory notes evidencing any portion of the proceeds from such sale shall be payable no later than two years after the date of the consummation of such sale. For clarity, this waiver is limited as specified, and Crawford and the other Credit Parties shall be required to comply with the other terms and conditions set forth in Section 8.4(vi) with respect to such sale.

ARTICLE V

CONDITIONS OF EFFECTIVENESS

5.1 The adjustments and amendments set forth in Articles I, II and III and the limited waiver set forth in Article IV shall become effective as of the date (the “Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:

(a) The Administrative Agent shall have received:

(i) an executed counterpart hereof from each of the Credit Parties and the Lenders party hereto;

(ii) to the extent requested by any Lender in accordance with Section 2.4(d) of the Credit Agreement, a Note or Notes for such Lender (which shall amend and restate all previous Notes, if any, issued to such Lender), in each case duly completed in accordance with the provisions of Section 2.4(d) of the Credit Agreement and executed by each Borrower; and

(iii) the favorable opinions of (A) Jones Day, special counsel to the Credit Parties, and (B) local foreign counsel to the applicable Credit Parties (or to the Administrative Agent) in the jurisdiction of organization of each Foreign Credit Party, all in form and substance reasonably satisfactory to the Administrative Agent.

(b) The Administrative Agent shall have received all agreements, certificates, documents and other instruments as are reasonably determined by the Administrative Agent to be necessary to ensure the continued effectiveness and perfection of all Liens granted pursuant to the Foreign Pledge Documents and all related filings and registrations shall have been made (or arrangements therefor reasonably satisfactory to the Administrative Agent shall have been made).

(c) The Administrative Agent shall have received a certificate, signed by the president, chief executive officer or chief financial officer of Crawford, dated the Effective Date and in form and substance reasonably satisfactory to the Administrative Agent, certifying that, both immediately before and after giving effect to the consummation the transactions contemplated hereby to occur on the Effective Date and the making of any Loans to be made on the Effective Date and the application of the proceeds thereof, (i) all representations and warranties of the Credit Parties contained in this Amendment, the Credit Agreement and the other Credit Documents qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, in each case as of the Effective Date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date); (ii) no Default or Event of Default has occurred and is continuing; (iii) no Material Adverse Effect has occurred since December 31, 2012, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Effect; and (iv) all conditions to the effectiveness of this Amendment set forth in this Section 5.1 have been satisfied or waived as required hereunder.

(d) The Administrative Agent shall have received a certificate of the secretary or an assistant secretary or officer or director with similar responsibilities of each Credit Party executing any Credit Documents as of the Effective Date, dated the Effective Date and in form and substance reasonably satisfactory to the Administrative Agent, certifying (i) that attached thereto is a true and complete copy of the articles or certificate of incorporation, certificate of formation or other organizational document and all amendments thereto of such Credit Party, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization (if applicable), and that the same has not been amended since the date of such certification, or, in the case of any U.S. Subsidiary Guarantor other than Crawford & Company International, Inc., certifying that no changes have been made to the certificate of incorporation, certificate of formation or other organizational document that was delivered to the Administrative Agent on the Closing Date, (ii) that attached thereto is a true and complete copy of the bylaws, operating agreement, constitutional documents or similar governing document of such Credit Party, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, or, in the case of any U.S. Subsidiary Guarantor other than Crawford & Company International, Inc., certifying that no changes have been made to the bylaws, operating agreement, constitutional documents or similar governing document that was delivered to the Administrative Agent on the Closing Date, (iii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors (or similar governing body) of such Credit Party, authorizing the execution, delivery and performance of this Amendment and the other Credit Documents to which it is a party, and (iv) as to the incumbency and genuineness of the signature of each officer or director of such Credit Party executing this Amendment or any of such other Credit Documents, and, as applicable, attaching all such copies of the documents described above.

(e) The Administrative Agent shall have received a certificate as of a recent date of the good standing of each Credit Party (other than any Credit Party organized in the United Kingdom or Australia) executing any Credit Documents as of the Effective Date, under the laws of its jurisdiction of organization, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction.

(f) All approvals, permits and consents of any Governmental Authorities or other Persons required in connection with the execution and delivery of this Amendment and the other Credit Documents executed in connection with this Amendment shall have been obtained, without the imposition of conditions that are not acceptable to the Administrative Agent in its reasonable discretion, and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Administrative Agent shall have received such copies thereof as it shall have reasonably requested; all applicable waiting periods shall have expired without any adverse action being taken or threatened by any Governmental Authority having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other Governmental Authority, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of, or to impose materially adverse conditions upon, this Amendment or any of the other Credit Documents or that could reasonably be expected to have a Material Adverse Effect.

(g) The Administrative Agent shall have received certified reports from an independent search service satisfactory to it listing any judgment or tax lien filing or UCC financing statement that names any Borrower or any of their respective U.S. Subsidiaries as debtor in any of the jurisdictions listed beneath its name on Annex B to the Security Agreement, as well as lien search results with respect to the Foreign Credit Parties in their jurisdiction of organization, and the results thereof shall demonstrate that there are no Liens on the property of any Borrower or Subsidiary other than Permitted Liens.

(h) The Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions necessary to perfect and ensure the priority of the Liens created under the Credit Agreement, the Credit Agreement or the Security Documents shall have been completed, or arrangements satisfactory to the Administrative Agent for the completion thereof shall have been made.

(i) Crawford shall have paid (i) to the Arrangers and Wells Fargo, the fees required under the Fee Letters to be paid to them on the Closing Date, in the amounts due and payable on the Closing Date as required by the terms thereof; and (ii) subject to any limitations set forth in the letter agreements from the Administrative Agent or any Arranger to Crawford executed in connection with this Amendment, all other fees and reasonable expenses of the Arrangers and the Administrative Agent required hereunder or under any other Credit Document required to be paid on or prior to the Closing Date (including reasonable fees and expenses of counsel) in connection with this Amendment, the other Credit Documents and the transactions contemplated hereby.

(j) The Administrative Agent shall have received an executed Financial Condition Certificate, attaching copies of the Projections, which shall be in form and substance satisfactory to the Administrative Agent.

(k) The Administrative Agent shall have received a solvency certificate, in form and substance reasonably satisfactory to the Administrative Agent, from a Financial Officer of each Foreign Credit Party.

(l) The Administrative Agent shall have received from each Borrower all documentation and other information requested by the Administrative Agent that is required to satisfy applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent, the Security Trustees, the Issuing Banks and the Lenders to enter into this Amendment and to induce the Lenders to extend the credit contemplated hereby and by the Credit Agreement and the Issuing Banks to issue Letters of Credit, each Credit Party represents and warrant to the Administrative Agent as follows:

6.1 Authorization; Enforceability. Each Credit Party has taken all necessary action, as applicable, to execute, deliver and perform this Amendment, and has validly executed and delivered this Amendment. This Amendment constitutes the legal, valid and binding obligation of each Credit Party, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).

6.2 No Violation. The execution, delivery and performance by each Credit Party of this Amendment, and compliance by it with the terms hereof, do not and will not (i) violate any provision of its articles or certificate of incorporation or formation, its bylaws, constitutional documents or operating agreement, or other applicable formation or organizational documents, (ii) contravene any other Requirement of Law applicable to it, (iii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, mortgage, lease, agreement, contract or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, or (iv) except for the Liens granted in favor of the Administrative Agent pursuant to the Security Documents, result in or require the creation or imposition of any Lien upon any of its properties, revenues or assets; except, in the case of clauses (ii) and (iii) above, where such violations, conflicts, breaches or defaults, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.3 Governmental and Third-Party Authorization; Permits. No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by each Credit Party of this Amendment or the legality, validity or enforceability hereof, other than (i) consents, authorizations and filings that have been made or obtained and that are in full force and effect, which consents, authorizations and filings are listed on Schedule 5.4 to the Credit Agreement and (ii) consents and filings the failure to obtain or make which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Consolidated Entity has all governmental approvals, licenses, permits and authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties, except for those the failure to obtain which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.4 Litigation. There are no actions, investigations, suits or proceedings pending or, to the knowledge of any Credit Party, threatened, at law, in equity or in arbitration, before any court, other Governmental Authority, arbitrator or other Person on the Effective Date with respect to this Amendment, any of the other Credit Documents or any of the transactions contemplated hereby or thereby.

6.5 Taxes. As of the Effective Date, there is no ongoing audit or examination or, to the knowledge of such Credit Party, other investigation by any Governmental Authority of the tax liability of any Consolidated Entity, and there is no material unresolved claim by any Governmental Authority concerning the tax liability of any Consolidated Entity for any period for which tax returns have been or were required to have been filed, other than (i) claims that are currently being contested in good faith by appropriate proceedings and for which such Consolidated Entity has set aside on its books adequate reserves or (ii) audits, examination and claims that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. As of the Effective Date, no Consolidated Entity has waived or extended or has been requested to waive or extend the statute of limitations relating to the payment of any taxes.

6.6 Deposit Accounts; Securities and Commodity Accounts. Annex G to the Security Agreement lists, as of the Effective Date, all Deposit Accounts maintained by any Pledgor (other than trust accounts maintained for the benefit of customers), and lists in each case the name in which the account is held, the name of the depository institution, the account number and a description of the type or purpose of the account. Annex H to the Security Agreement lists, as of the Effective Date, all Securities Accounts and Commodity Accounts maintained by any Pledgor with any Securities Intermediary or Commodity Intermediary, and lists in each case the name in which the account is held, the name of the Securities Intermediary or Commodity Intermediary, the account number, and a description of the type or purpose of the account. Capitalized terms used in this Section 6.6 without definition shall have the meanings given to them in the Security Agreement.

6.7 No Default. No Default or Event of Default shall have occurred and be continuing on the Effective Date, both immediately before and after giving effect to this Amendment.

6.8 Representations Generally. Each of the representations and warranties of such Credit Party contained in the Credit Agreement and in the other Credit Documents qualified as to materiality is true and correct and each not so qualified is true and correct in all material respects on and as of the date hereof, both immediately before and after giving effect to this Amendment (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date).

ARTICLE VII

ACKNOWLEDGEMENT AND CONFIRMATION

Each Credit Party hereby confirms and agrees that, after giving effect to this Amendment, the Credit Agreement and the other Credit Documents remain in full force and effect and enforceable against such Credit Party in accordance with their respective terms and shall not be discharged, diminished, limited or otherwise affected in any respect (other than as expressly amended hereby), and represents and warrants to the Administrative Agent and the Lenders that it has no knowledge of any claims, counterclaims, offsets or defenses to or with respect to its obligations under the Credit Documents, or if such Credit Party has any such claims, counterclaims, offsets, or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished, and released in consideration of the execution of this Amendment. This acknowledgement and confirmation by the Credit Parties is made and delivered to induce the Administrative Agent and the Lenders to enter into this Amendment, and each Credit Party acknowledges that the Administrative Agent and the Lenders would not enter into this Amendment in the absence of the acknowledgement and confirmation contained herein.

ARTICLE VIII

MISCELLANEOUS

8.1 Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

8.2 Full Force and Effect. Except as expressly amended hereby, the Credit Agreement and the other Credit Documents, including the Security Documents and the Guaranty, shall continue in full force and effect in accordance with the provisions thereof on the date hereof, and each Credit Party ratifies and reaffirms the grant of security interests and liens granted and ratifies and reaffirms the guarantee of obligations (including in relation to the Credit Agreement as amended hereby) by such Credit Party in favor of the Administrative Agent for the benefit of the Lenders. As used in the Credit Agreement or any other Credit Document, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement or such other Credit Document after giving effect to this Amendment. Any reference to the Credit Agreement or any of the other Credit Documents herein or in any other Credit Documents shall refer to the Credit Agreement and Credit Documents as amended hereby. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement, the Credit Agreement or any other Credit Document except as expressly set forth herein. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

8.3 Expenses. Crawford agrees on demand (i) to pay the reasonable fees and expenses of counsel for the Administrative Agent and (ii) to reimburse the Administrative Agent for all reasonable documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, in each case, in connection with the preparation, negotiation, execution and delivery of this Amendment.

8.4 Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

8.5 Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

8.6 Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

8.7 Counterparts; Integration. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or in electronic format (e.g., “pdf” or “tif” file format) shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment constitutes the entire contract among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

CRAWFORD & COMPANY

By:	/s/ Joseph R. Caporaso
Name:	Joseph R. Caporaso
Title:	Senior Vice President and Treasurer

CRAWFORD & COMPANY INTERNATIONAL, INC.

By:	/s/ Joseph R. Caporaso
Name:	Joseph R. Caporaso
Title:	Vice President and Treasurer

THE GARDEN CITY GROUP, INC.

By:	/s/ Joseph R. Caporaso
Name:	Joseph R. Caporaso
Title:	Treasurer

CRAWFORD LEASING SERVICES, INC.

By:	/s/ Joseph R. Caporaso
Name:	Joseph R. Caporaso
Title:	Senior Vice President and Treasurer

RISK SCIENCES GROUP, INC.

By:	/s/ Joseph R. Caporaso
Name:	Joseph R. Caporaso
Title:	Senior Vice President and Treasurer

SIGNATURE PAGE TO

THIRD AMENDMENT TO CREDIT AGREEMENT

BROADSPIRE SERVICES, INC.

By:	/s/ Joseph R. Caporaso
Name:	Joseph R. Caporaso
Title:	Treasurer

BROADSPIRE INSURANCE SERVICES, INC.

By:	/s/ Joseph R. Caporaso
Name:	Joseph R. Caporaso
Title:	Senior Vice President and Treasurer

SETTLEMENT SERVICES, INC.

By:	/s/ Joseph R. Caporaso
Name:	Joseph R. Caporaso
Title:	Treasurer

SIGNATURE PAGE TO

THIRD AMENDMENT TO CREDIT AGREEMENT

CRAWFORD & COMPANY RISK SERVICES INVESTMENTS LIMITED

By:	/s/ Ian Victor Muress
Name:	Ian Victor Muress
Title:	CEO EMEA AP

CRAWFORD & COMPANY EMEA / A-P HOLDINGS LIMTED

By:	/s/ Ian Victor Muress
Name:	Ian Victor Muress
Title:	CEO EMEA AP

CRAWFORD & COMPANY ADJUSTERS LIMTED

By:	/s/ Ian Victor Muress
Name:	Ian Victor Muress
Title:	CEO EMEA AP

SIGNATURE PAGE TO

THIRD AMENDMENT TO CREDIT AGREEMENT

EXECUTED by CRAWFORD & COMPANY (AUSTRALIA) PTY. LTD. in accordance with section 127(1) of the Corporations Act 2001 (Cwith) by authority of its directors:

By:	/s/ Andrew John Bart
Name:	Andrew John Bart
Title:	Director

By:	/s/
Name:
Title:	Director

SIGNATURE PAGE TO

THIRD AMENDMENT TO CREDIT AGREEMENT

CRAWFORD & COMPANY (CANADA) INC.

By:	/s/ Joseph R. Caporaso
Name:	Joseph R. Caporaso
Title:	Treasurer

SIGNATURE PAGE TO

THIRD AMENDMENT TO CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, UK Security Trustee, Australian Security Trustee, an Issuing Bank and a Lender

By:	/s/ Lex Meyers
Name:	Lex Meyers
Title:	Senior Vice President

SIGNATURE PAGE TO

THIRD AMENDMENT TO CREDIT AGREEMENT

BANK OF AMERICA, N.A., as Syndication Agent and a Lender

By:	/s/ Ryan Maples
Name:	Ryan Maples
Title:	Vice President

SIGNATURE PAGE TO

THIRD AMENDMENT TO CREDIT AGREEMENT

RBS CITIZENS, N.A., as Documentation Agent and a Lender

By:	/s/ Michael Makaitis
Name:	Michael Makaitis
Title:	Vice President

SIGNATURE PAGE TO

THIRD AMENDMENT TO CREDIT AGREEMENT

FIFTH THIRD BANK, an Ohio banking corporation, as a Lender

By:	/s/ Dan Komitar
Name:	Dan Komitar
Title:	Senior Relationship Manager

SIGNATURE PAGE TO

THIRD AMENDMENT TO CREDIT AGREEMENT

FIFTH THIRD BANK, operating through its Canadian Branch, as a Canadian Lender

By:	/s/ Mauro Spagnolo
Name:	Mauro Spagnolo
Title:	Managing Director and Principal Officer

SIGNATURE PAGE TO

THIRD AMENDMENT TO CREDIT AGREEMENT

HSBC BANK USA, NA, as an Issuing Bank and a Lender

By:	/s/ Heather H. Allen
Name:	Heather H. Allen
Title:	Vice President

SIGNATURE PAGE TO

THIRD AMENDMENT TO CREDIT AGREEMENT

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Vivian Tran
Name:	Vivian Tran
Title:	Officer

SIGNATURE PAGE TO

THIRD AMENDMENT TO CREDIT AGREEMENT

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Thomas Paton
Name:	Thomas Paton
Title:	Authorized Signatory

SIGNATURE PAGE TO

THIRD AMENDMENT TO CREDIT AGREEMENT

SUNTRUST BANK, as a Lender

By:	/s/ Paula Mueller
Name:	Paula Mueller
Title:	Director

SIGNATURE PAGE TO

THIRD AMENDMENT TO CREDIT AGREEMENT